UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 14, 2026

MODULAR MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

001-41277

(Commission File Number)

Nevada	87-0620495
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

10740 Thornmint Road

San Diego, California 92127

(Address of principal executive offices, with zip code)

(858) 800-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Option Awards to Named Executive Officers

On May 14, 2026, the board of directors of Modular Medical, Inc. (the “Company”) awarded 11,218 stock options to Paul DiPerna, the Company’s Chairman, President, Chief Financial Officer and Treasurer, and 4,674 stock options to Kevin Schmid, the Company’s Chief Operating Officer. The stock options have an exercise price of $3.46 per share of common stock and vest as follows: one-third of the shares subject to the option on May 14, 2027 and as to 1/24th of the remaining shares subject to the option on a monthly basis thereafter, subject to continued service on each vesting date. The stock options expire on May 14, 2036. The stock options were awarded pursuant to the Company’s Amended and Restated 2017 Equity Incentive Plan, as amended.

The foregoing description of the stock option awards does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Notice of Grant of Stock Option Award and Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Notice of Grant of Stock Option Award and Agreement pursuant to the Modular, Medical Inc. Amended and Restated 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.16 to the Company’s Form 10-Q filed on February 13, 2020).
104	The cover page of this Current Report on Form 8-K formatted in Inline XBRL 1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODULAR MEDICAL, INC.

Date: May 20, 2026	By:	/s/ James Besser
James Besser
Chief Executive Officer

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